EXHIBIT 10.3

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT made as of the 6th day of June 2005, by and between MediaBay, Inc., a Florida corporation, with offices at 2 Ridgedale Avenue, Cedar Knolls, New Jersey (the "Company"), and Robert Toro residing at 3 Belaire Lane, Manalapan, New Jersey 07726 (the "Executive").

                              W I T N E S S E T H:

         WHEREAS, the Company is engaged in the audio book club, old time radio and spoken audio digital download businesses; and

         WHEREAS, the Company desires to employ the Executive; and

         WHEREAS, the Executive is willing to serve the Company on the terms and conditions herein provided.

         NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties herein contained and intending to be legally bound hereby, the parties agree as follows:

         1. Recitals. The Whereas clauses recited above are hereby incorporated by reference as though they were fully set forth herein.

         2. Employment. The Company shall employ the Executive and the Executive shall serve the Company, on the terms and conditions set forth herein.

         3. Term. The employment of the Executive by the Company as provided in paragraph 2 shall commence on June 6, 2005 and end on the first (1st) anniversary of such commencement (the "Term"), subject, however, to the other termination provisions contained herein. The Term of this Agreement shall automatically renew for successive one (1) year periods unless the Executive is given ninety (90) days written notice of non-renewal.

         4. Position and Duties. The Executive shall be employed by the Company as Senior Vice President and Chief Financial Officer. His power and authority shall be and remain subject to the direction and control of the Chief Executive Officer and the Board of Directors. The Executive shall have responsibility for the financial oversight of the business and affairs of the Company, including without limitation responsibility for all filings with the Securities and Exchange Commission, the Internal Revenue Service and all other agencies (federal, state or local) and/or stock exchanges to which the Company must report, subject to appropriate review and approval of the Board of Directors and senior officers and such further revisions as the Executive deems necessary. The scope of his duties and the extent of his responsibilities shall be substantially the same as the duties and responsibilities of other chief financial officers of public companies. The Executive shall be required to spend his full time and attention, without other outside business interests other than passive investment activities, in the performance of his duties and the Company's business and affairs.

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         5. Compensation and Related Matters.

                  (a) Salary. During the term of this Agreement, the Company shall pay to the Executive, as compensation for his services, an annual salary of $205,000 in equal bi-monthly installments in arrears during the Term of this Agreement. The Executive will also be eligible to participate in the Company's discretionary bonus plan that is currently under development.

                  (b) Expenses. The Executive shall receive prompt reimbursement for all reasonable travel and business expenses in connection with services performed hereunder in accordance with normal Company policy, as the same may be determined from time to time. The Executive shall be allowed to travel business class for any international business trips. The Executive shall receive reimbursement for expenses related to ISP, broadband Internet connection and cell phone service for business-related usage.

                  (c) Insurance and Employee Benefits. The Executive shall receive insurance and employee benefits applicable to all officers of the Company. To the extent the Executive chooses not to participate in the Company's medical insurance program, the Executive shall be reimbursed for actual premiums paid by the Executive under another medical insurance program up to the cost of the Company's medical insurance premium as if the Executive chose to participate. Such reimbursement shall be paid on a monthly basis provided the Executive provides proof of such amount. The Company reserves the right to adopt, amend or discontinue any employee benefit, plan or program in accordance with then applicable law; provided, however, that if the effect of such amendment or discontinuance results in an economic detriment to the Executive as compared to the benefits in force on the date hereof, the Company shall make cash payments from time to time in order to provide the Executive with the after-tax substantial equivalent of the benefits now in force. Any and all cash payments that may be provided as per the previous sentence shall be made on a monthly basis and shall in no case exceed the monthly contributions made by the Company on behalf of the Executive for any employee benefit, plan or program that has been amended or discontinued. In addition, the Executive shall be reimbursed for reasonable costs associated with (up to 24 hours of continuing education courses) receiving CPE credits for maintaining CPA licenses including reasonable land travel cost to attend such courses. In addition, the Company will reimburse the Executive for his dues to the AICPA and subscription to FASB Pronouncements and other professional publications deemed necessary to perform the Executive's duties.

                  (d) Vacation. The Executive shall receive, prorata during each full year of his employment, four (4) weeks paid vacation approved in advance upon reasonable notice. The Executive will make every effort to schedule the vacation time at a time most convenient for the Company, with the Company recognizing that the Executive's flexibility is limited by school calendars. Notwithstanding the foregoing, the Executive shall not be entitled to vacation during the three (3) week period prior to the date on which the Company's Annual Report on Form 10-K or Quarterly Report on Form 10-Q are required to be filed with the Securities and Exchange Commission unless it is agreed that filing deadlines will not be effected. In addition, the Executive will receive normal Company holidays plus one (1) day for Good Friday. The Executive shall not take more than fourteen (14) consecutive days of vacation, including weekends, unless otherwise approved by the Company's Chief Executive Officer.


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                  (e) Stock Options. The Executive will receive stock options to acquire an additional one hundred thousand (100,000) shares of Common Stock in the Company pursuant to and in accordance with the Company's Stock Option Plan. The options granted to the Executive shall (i) vest immediately, (ii) be exercisable at a market price per share on the execution date hereof (the closing price of the Company's common stock on the date of the grant), (iii) be immediately exercisable as to 40% of the shares covered thereby and shall become exercisable as to an additional 20% of the shares covered thereby on each of the first, second and third year anniversaries of the date of grant, and (iv) expire ten (10) years from the grant date.

         6. Termination by the Company. The Executive's employment hereunder may be terminated by the Company without any breach of this Agreement only under the circumstances described below.

                  (a) Death. The Executive's employment hereunder shall terminate upon his death.

                  (b) Disability. If, as a result of the Executive's incapacity due to physical or mental illness, as determined by a physician mutually chosen by the Executive and the Company, the Executive shall have been absent from his duties hereunder for a consecutive period of forty-five (45) days and after notice of termination is given (which may be given before or after the end of such 45 day period but which will in no event be effective until, at the earliest, the day following the forty-fifth day of the period) shall not have returned to the performance of his duties hereunder, as that concept is contemplated in this Agreement, within ten (10) days after the notice of termination is given, the Company may terminate the Executive's employment hereunder.

                  (c) Cause. The Company may terminate the Executive's employment under this Agreement at any time for cause. For purposes of this Agreement, the term "cause" shall include one or more of the following: (i) willful misconduct, (ii) failure by the Executive to materially perform his duties, as contemplated in this Agreement, as Chief Financial Officer of MediaBay, Inc. (other than through disability as defined in paragraph 6(b), above), (iii) indictment of a crime or alcohol or drug abuse, or (iv) the Executive's material breach of this Agreement. The termination shall be evidenced by written notice thereof to the Executive. As for (ii) above, Executive shall have forty-eight (48) hours from receipt of written notice of termination to cure any and all failures to perform. It will be in the sole discretion of the Board of Directors of the Company whether a default of item
(ii) above has been cured by Executive to the satisfaction of the Board during the forty-eight (48) hour period after Executive receives notice thereof. In the event that the Executive is terminated for Cause, the Company shall promptly pay to the Executive any unpaid base salary due the Executive through the date of termination and the Executive shall not be entitled to receive any additional salary, bonus payments, severance or other compensation.

                  (d) Without Cause. In addition to any other rights the Company has to terminate the Executive's employment under this Agreement, the Company may, at any time, by a vote of not less than fifty percent (50%) of the directors then in office (excluding the vote of the Executive if he is also a director), terminate the Executive without cause upon thirty (30) days' prior written notice to the Executive setting forth the reasons, if any, for the


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termination. For purposes of this Agreement, the term "without cause" shall mean termination by the Company on any grounds other than those set forth in paragraphs 6(a), (b) or (c) hereof.

                  (e) Severance Pay. In the event that the Company has terminated the Executive's employment under this Agreement (i) "without cause,"
(ii) in the event there is a "Change of Control" (as defined below) and the Executive voluntarily terminates his employment within three (3) months of such Change of Control, or (iii) the Executive's employment is terminated by the Company following the expiration of the Term of this Agreement (including the Company not offering the Executive at least a one-year employment term at the annual salary then in effect), then the Executive shall be entitled to receive severance pay equal to one hundred percent (100%) of his base salary for the greater of (i) the balance of the Term or (ii) six (6) months; such payment, if any, shall be made to the Executive in equal payments in accordance with the Company's regular payroll over the remaining unexpired period of Executive's employment Term or six (6) month period, as the case may be (the "Severance Period").

                  (f) Change of Control. For purposes of this Agreement, a "Change of Control" shall be deemed to occur, unless previously consented to in writing by the Executive, and only if the Executive is not offered continued employment under terms substantially similar to this Agreement, upon (i) the actual acquisition of fifty percent (50%) or more of the voting securities of the Company by any company or entity or affiliated group of companies or entities (other than pursuant to a bona fide underwriting agreement relating to a public distribution of securities of the Company), (ii) the completion of a tender or exchange offer for more than fifty percent (50%) of the voting securities of the Company by any company or entity or affiliated group of companies or entities not affiliated with the Executive, (iii) the completion of a proxy contest against the management for the election of a majority of the Board of Directors of the Company if the group conducting the proxy contest owns, has or gains the power to vote at least fifty percent (50%) of the voting securities of the Company, or (iv) a merger or consolidation in which the Company is not the surviving entity or a sale of all or substantially all of the assets of the Company.

                  (g) Existing Options. All option agreements between the Company and the Executive relating to options granted to the Executive prior to the date hereof are hereby amended to provide that, notwithstanding anything else contained in the option agreement to the contrary, if the Executive's employment is terminated by the Company for any reason other than death, disability or termination of services for cause (as defined in the corresponding stock option plan or stock incentive plan or in this Agreement), all the currently exercisable options covered by such option agreement shall not be subject to earlier termination and shall expire on the last day(s) the option may be exercised in accordance with the term of the respective option, as if the Executive was still employed by the Company. Upon a Change of Control, all stock options issued to the Executive as of such date (except for those which have expired prior thereto), shall immediately be exercisable (in full) and any unvested options shall immediately vest.


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                  (h) No Obligation to Mitigate Damages. The Executive shall not be required to mitigate the amount of any payment provided for in this paragraph 6 by seeking other employment or otherwise nor shall the amount of any payment provided for in this paragraph 6 be reduced by any compensation earned by the Executive as the result of employment by another employer or business or by profits earned by the Executive from any other source at any time before and after the date of termination. The amounts payable to the Executive under this Agreement shall not be treated as damages, but as severance pay to which the Executive is entitled by reason of his employment and the circumstances contemplated by this Agreement.

                  (i) The severance pay which the Executive will be entitled to receive as a result of the termination of his employment under this Agreement, shall be the Executive's exclusive remedy in the event of such termination.

         7. Termination by the Executive

                  (a) Executive Termination. The Executive may terminate this Agreement at any time by giving at least thirty (30) days prior written notice to the Company. Any such termination shall become effective on the date specified in such notice. Notwithstanding the foregoing, at the option of the Company, the termination of the Executive's employment may become effective on any date on or after the date of the notice upon notice to the Executive by the Company and payment by the Company of the Executive's base salary through the date of such notice; such termination shall be deemed a voluntary termination by the Executive and not a termination by the Company. Upon termination, the Company shall promptly pay the Executive any reimbursable expenses owed to him and make available to the Executive continuation of his medical benefits as required by COBRA.

                  (b) Good Reason. The Executive may also terminate his employment for the following reasons ("Good Reason"): (i) any material failure by the Company to pay the compensation and benefits provided for under this Agreement or any other material breach by the Company of any provision of this Agreement, which breach or failure shall continue uncured for ten (10) days following notice thereof having been given to the Company; (ii) the sale or discontinuance of substantially all of the business of the Company; or (iii) a Change of Control of the Company (as defined in section 6(f) above). If the Executive terminates his employment for Good Reason, then the Executive shall receive the compensation and benefits set forth in section 6(e) herein applicable to termination of the Executive's employment without cause.

         8. Non-Competition and Confidentiality Covenant.

                  (a) The Executive hereby covenants and agrees that he will not serve as an officer of or perform any functions for any other company during the Term of his employment under this Agreement. In addition, during the Term of this Agreement and for the Severance Period following the termination of his employment, whether said termination is occasioned by the Company, the Executive or a mutual agreement of the parties, the Executive shall not, for himself or on behalf of any other person, persons, firm, partnership, corporation or company, engage or participate in any activities which are in conflict with the interests of the Company or solicit or attempt to solicit the business or patronage of any


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person, firm, corporation, company or partnership, which had previously been a customer of the Company, for the purpose of selling products and services similar to those provided by the Company.

                  (b) The Executive acknowledges and agrees that: all mailing lists; customer, member and prospect names; license or arrangement; front-end and back-end marketing performance; financial statements; operating system, database and other computer software, specific to the Company; and all information which is known by the Executive to be subject to a confidentiality agreement or obligation of confidentiality, even without a confidentiality agreement between the Company and another person or party, shall be maintained by the Executive in a confidential manner and the Executive agrees that the Executive will not use such information to the detriment of the Company or disclose such information to any third party, except as may be necessary in the course of performing the Executive's job responsibilities. The Executive further agrees that these obligations of confidentiality with respect to such information shall continue after the Executive ceases to be employed by the Company. Disclosure of the aforementioned information shall not be prohibited if such disclosure is directly pursuant to a valid and existing order of a court or other governmental body or agency within the United States; provided, however, that (i) the Executive shall first have given prompt notice to the Company of any such possible or prospective order (or proceeding pursuant to which any such order may result), (ii) the Company shall have been afforded a reasonable opportunity to review such disclosure and to prevent or limit any such disclosure, and (iii) the Executive shall, if requested by the Company and at the Company's cost and expense, use his best efforts to prevent or limit any such disclosure by means of a protective order or a request for confidential treatment.

                  (c) During the Term and thereafter, the Executive shall not directly or indirectly disparage the commercial, business or financial representation of the Company or any of its officers, directors, employees or affiliates.

                  (d) (i) The parties hereto hereby acknowledge and agree that
(A) the Company would be irreparably injured in the event of a breach by the Executive of any of his obligations under this Section 8, (B) monetary damages would not be an adequate remedy for any such breach, and (C) the Company shall be entitled to injunctive relief, in addition to any other remedy which it may have, in the event of any such breach.

                     (ii) Each of the rights and remedies enumerated in Section 8 shall be independent of the other, and shall be severally enforceable, and all of such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity.

                     (iii) If any provision contained in this Section 8 is found to be unenforceable by reason of the extent, duration or scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, scope or other provision and in its reduced form any such restriction shall thereafter be enforceable as contemplated hereby.


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                     (iv) It is the intent of the parties hereto that the
covenants contained in this Section 8 shall be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought (the Executive hereby acknowledging that said restrictions are reasonably necessary for the protection of the Company). Accordingly, it is hereby agreed that if any of the provisions of this Section 8 shall be adjudicated to be invalid or unenforceable for any reason whatsoever, said provision shall be (only with respect to the operation thereof in the particular jurisdiction in which such adjudication is made) construed by limiting and reducing it so as to be enforceable to the extent permissible, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of said provision in any other jurisdiction.

                     (v) The Executive's obligations under this Section 8 shall survive the termination of this Agreement for any reason whatsoever.

         9. Indemnification. The Company shall indemnify and hold harmless the Executive to the fullest extent permitted by the Florida Business Corporation Act, the federal securities laws, the Sarbanes-Oxley Act of 2002 and the Company's Articles of Incorporation and By-laws, each as amended from time to time, for all amounts (including without limitation, judgments, fines, settlement payments, expenses and attorney's fees) incurred or paid by the Executive in connection with any action, suit, investigation or proceeding arising out of or relating to the performance by the Executive of services for, or the acting by the Executive as a director, officer or employee of the Company, or any other person or enterprise at the Company's request. If any claim is asserted or other matter arises with respect to which the Executive believes in good faith the Executive is entitled to indemnification as contemplated hereby, the Company shall have the right to assume the defense or investigation of such Claim or matter. The Executive shall reimburse the Company for any amounts advanced to the Executive, plus simple interest thereon at the then current Prime Rate as in effect from time to time, compounded annually, if the Executive shall be found, as finally judicially determined by a court of competent jurisdiction, not to have been entitled to indemnification hereunder. To the fullest extent permitted by the Florida Business Corporation Act, the federal securities laws, the Sarbanes-Oxley Act of 2002 and the Company's Articles of Incorporation and By-laws, each as amended from time to time, the Company shall advance and pay the expenses (including attorneys' fees and disbursements) incurred by the Executive in defending any proceeding in advance of its final disposition. If a claim by the Executive for indemnification or payment of expenses under this Section 9 is not paid in full after a written claim therefor has been received by the Company, the Executive may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim, including reasonable attorneys' fees; in any such action, the Company shall have the burden of proving that the Executive is not entitled to the requested indemnification or payment of expenses under applicable law. This Section 9 shall survive the termination of this Agreement.

         10. Binding Agreement. This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, divisees and legatees. In addition, this Agreement and the obligations and rights of the Company hereunder shall be binding on any person, firm or corporation which is a successor-in-interest to the Company.


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         11. Notice. For the purpose of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally, or by private overnight courier or mail service, postage prepaid or (unless otherwise specified) mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Executive:    To the address at the head of this Agreement

         If to the Company:      MediaBay, Inc.
                                 2 Ridgedale Avenue
                                 Suite 300
                                 Cedar Knolls, New Jersey 07927
                                 (973) 539-9528

or to such other address as the parties may furnish to each other in writing.

         12. Miscellaneous.

                  (a) No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the parties hereto, provided, however, that this Agreement may be modified, waived or discharged by mutual agreement in writing.

                  (b) No delay, waiver, omission or forbearance (whether by conduct or otherwise) by any party hereto at any time to exercise any right, option, duty or power arising out of breach or default by the other party of any of the terms, conditions or provisions of this Agreement to be performed by such other party shall constitute a waiver by such party or a waiver of such party's rights to enforce any right, option or power as against the other party or as to subsequent breach or default by such other party, and no explicit waiver shall constitute a waiver of similar or dissimilar terms, provisions or conditions at the same time or at any prior or subsequent time.

         13. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New Jersey (except that Section 9 shall be governed by and construed in accordance with the Florida Corporation Business Act) and any action brought by either party shall be commenced in the state or federal courts of the State of New Jersey. The Executive and the Company hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state or federal courts of the State of New Jersey for any and all actions, suits or proceedings arising out of or resulting from or relating to this Agreement and the transactions contemplated hereby and the parties agree not to commence any action, suit or proceeding relating thereto except in such courts. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any such action, suit or proceeding arising out of, resulting from or relating to this Agreement or the transactions contemplated hereby in such courts and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.


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         14. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         16. Entire Agreement. This Agreement contains the entire understanding of the Company and the Executive with respect to his employment by the Company. This Agreement supersedes all prior agreements and understandings whether written or oral between the Executive and the Company (other than any option agreements between the Company and the Executive relating to the grant of stock options by the Company to the Executive), and there are no restrictions, agreements, promises, warranties or covenants other than those stated in this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date shown below effective as of the date first written above.

                                        "COMPANY"

Date Signed:  June 6, 2005              MEDIABAY, INC., a Florida corporation


                                        By: /s/ Jeffrey A. Dittus
                                            -----------------------------------
                                            Name:  Jeffrey A. Dittus
                                            Title: Chief Executive Officer


                                        "EXECUTIVE"



Date Signed:  June 6, 2005              /s/ Robert Toro
                                        ---------------------------------------
                                        Robert Toro



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